Exhibit 99.1

FireEye Announces Fourth Quarter and Fiscal Year 2013 Revenue and Billings Exceeded Guidance Ranges

2014 Revenue and Billings Guidance Ranges Increased to Reflect Mandiant Acquisition

MILPITAS, CA – Jan 2, 2014 – FireEye (NASDAQ: FEYE), the leader in stopping today’s advanced cyber attacks, today announced preliminary revenue and billings results for the fourth quarter and year ended 2013. Total fourth quarter revenue is expected to be in the range of $55 to $57 million, compared with previous guidance of $52 to $54 million. Total revenue for 2013 is expected to be between $159 and $161 million, compared with previous guidance of $156 to $158 million. Total fourth quarter billings are expected to be in the range of $95 to $100 million, compared with previous guidance of $82 to $86 million. Total billings for the year are expected to be between $254 and $259 million, compared with previous guidance of $240 to $245 million.

The company expects to release final fourth quarter and full year 2013 results after the market close on February 11, 2014.

Additionally, the company updated guidance ranges for 2014 billings and revenue to reflect the acquisition of Mandiant, which closed on December 30, 2013. Total revenue for 2014 is now expected to be within the range of $400 to $410 million, compared with the previous expected range of $240 to $250 million. Total billings for 2014 are now expected to be within the range of $540 to $560 million, compared with the previous expected range of $350 to $370 million.

FireEye’s prior guidance ranges were included with the announcement of the company’s third quarter 2013 financial results on November 7, 2013.

Mandiant Acquisition and Conference Call Announced

In a separate news release issued today, the company announced the acquisition of Mandiant, a leader in endpoint security and incident response management solutions. The combination, which recognizes the ever-increasing intensity of cyber attacks and follows nearly two years of collaboration, creates the industry’s leading advanced threat protection vendor with the ability to find and stop attackers at every stage of the attack life cycle. The transaction closed on December 30, 2013 and is expected to improve non-GAAP operating margins and operating cash flows as a percentage of revenues.

FireEye will host a live webcast with slides to discuss the transaction on January 2, 2014 at 2:00 P.M. Pacific time (5:00 P.M. Eastern time). The webcast may be accessed from the Investor Relations section of the FireEye website at http://investors.FireEye.com. Additionally, interested parties may access an audio-only conference call by dialing toll free 1-877-312-5521 within the U.S., or 1-678-894-3048 from international locations.

The archived webcast will be available via the Investor Relations section of the FireEye website at http://investors.FireEye.com. A conference call replay will be available approximately one hour after the conclusion of the event on January 2 through January 9, 2014 by dialing toll free 1-855-859-2056 within the U.S. or 1-404-537-3406 from international locations, and entering conference code 30005211.

Forward-Looking Statements

This press release contains forward-looking statements related to future billings and revenue. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. In addition, as noted above, the preliminary results provided in this press release are based on our current estimates for the fourth quarter of 2013 and remain subject to change based on our ongoing review of results and the subsequent occurrence or identification of events prior to closing of the review and any further adjustments made in connection with our closing and review procedures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to achieve expected synergies and efficiencies of operations between FireEye and Mandiant; the ability of FireEye and Mandiant to successfully integrate their respective market opportunities, technology, products, personnel and operations; our ability to timely develop and achieve market acceptance of combined products and services; the impact on the business of Mandiant as a result of the acquisition; the loss of any Mandiant customers or key employees; market adoption of our virtual machine-based security platform; our limited operating history, particularly as a new public company; our ability to attract and retain new customers and expand and train our sales force; the budgeting cycles, seasonal buying patterns and length of our sales cycle; risks associated with our rapid growth; our limited experience with developing and releasing new products and services; real or perceived defects, errors or vulnerabilities in our platform; rapidly evolving technological developments in a market that is characterized by rapid changes in technology, customer requirements, industry standards, and frequent new product introductions and improvements; and general market, political, economic, and business conditions; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our prospectus filed with the SEC on September 20, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in our Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on November 14, 2013, which should be read in conjunction with these financial results. Both documents are available on the Investor Relations section of our website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

FireEye has provided in this release financial information for billings that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). This non-GAAP financial measure is not based on any standardized methodology and is not necessarily comparable to similar measures used by other companies. The company uses this non-GAAP financial measure internally in analyzing its financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s billings to revenue, its most directly comparable GAAP measure has been provided in this press release, and investors are encouraged to review the reconciliation.

FireEye, Inc.

Reconciliation of Preliminary Non-GAAP Billings to Preliminary GAAP Revenue

(Unaudited, in thousands)

	Three Months Ended			Twelve Months Ended
	31-Dec-13			31-Dec-13
		Range			Range
Preliminary GAAP revenue	$55,000	-	$57,000	$159,000	-	$161,000
Add preliminary change in deferred revenue	40,000	-	43,000	95,000	-	98,000

Preliminary Non-GAAP billings	$95,000		$100,000	$254,000		$259,000

FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of the company’s business, and represent a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies that report similar financial measures. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 1,500 customers across more than 40 countries, including over 100 of the Fortune 500.

Investor Contact

Kate Patterson

FireEye, Inc.

kate.patterson@fireeye.com

408-321-4957

Media Contact

Vitor De Souza

FireEye, Inc.

vitor.desouza@fireeye.com

415-699-9838

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Source: FireEye, Inc.